Exhibit 5.1

Kenneth J. Rollins

T: +1 858 550 6136

krollins@cooley.com

March 4, 2014

Regulus Therapeutics Inc.

3545 John Hopkins Court, Ste. 210

San Diego, CA 92121

Ladies and Gentlemen:

We have represented Regulus Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 2,089,366 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), including (i) 1,671,493 shares (the “2012 Plan Shares”) reserved for issuance pursuant to the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), and (ii) 417,873 shares (the “ESPP Shares”) reserved for issuance pursuant to the Company’s 2012 Employee Stock Purchase Plan (the “2012 ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the 2012 Plan and the 2012 ESPP, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2012 Plan Shares, when sold and issued in accordance with the 2012 Plan and applicable stock option agreement, and the ESPP Shares, when sold and issued in accordance with the 2012 ESPP, and in each case when sold and issued in accordance with the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

March 4, 2014

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Kenneth J. Rollins
Kenneth J. Rollins

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM